QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10(b)

AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment to Employment Agreement is made on May 20, 2002, between WD-40 Company (hereinafter the "Company") and Garry O. Ridge (hereinafter the "Executive").

R E C I T A L S

        Company and Executive entered into an Employment Agreement dated August 2, 1999 (hereinafter the "Agreement"). The parties wish to amend certain terms of the Agreement.

        NOW THEREFORE, the parties agree as follows:

ONE:    Paragraph F (TERMINATION) of the Agreement is hereby amended by the addition of the following Paragraph 3:

        "3. Termination Without Cause: In the event that Executive is terminated by Company, without cause, at any time, Company shall pay Executive, commencing on the date on which services terminate:

          (a)  Severance in an amount equal to one year's salary, payable in twelve monthly installments, subject to all appropriate and required withholding;

          (b)  A continuation of the benefits described in Paragraph D2, 4 and 5 of the Agreement.

          (c)  Executive shall be entitled to participate in the Company bonus program, subject to the normal discretion of the Board of Directors. In the event that termination of employment occurs on other than the termination of a Company fiscal year, any such bonus shall be calculated based upon the prorata portion of the fiscal year served. Such bonus shall be determined following the close of the fiscal year, in conjunction with the review and payment of other employee bonuses. Any such bonus for a partial fiscal year shall be payable in a lump sum, at the same time other annual bonuses, if any, are paid to Company employees.

          (d)  Executive shall be entitled to all other benefits available to a terminated or resigning employee of Company.

TWO:    Executive understands that this Amendment has been prepared by legal counsel to Company and that such attorneys are not representing Executive. Executive agrees to consult with independent counsel to the extent he deems it appropriate or necessary.

THREE:    In all other respects, the terms and provisions of the Agreement are hereby ratified and confirmed.

        IN WITNESS WHEREOF the parties have executed this agreement as of the year first above written.

COMPANY:		EXECUTIVE:
By	/s/ DANIEL W. DERBES Daniel W. Derbes, Chairman	/s/ GARRY O. RIDGE Garry O. Ridge
By	/s/ JOHN B. SIDELL John B. Sidell, Secretary

QuickLinks

EXHIBIT 10(b)
AMENDMENT TO EMPLOYMENT AGREEMENT